Exhibit 99.1
Wyndham Worldwide Reports Second Quarter 2009 Results
PARSIPPANY, N.J. (July 29, 2009) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2009.
SECOND QUARTER 2009 HIGHLIGHTS:
•	The Company generated diluted adjusted earnings per share (EPS) of $0.41, compared with Company-issued guidance of $0.36 — $0.41

•	The Company reaffirms full-year 2009 revenue and adjusted EBITDA guidance

•	Wyndham Hotel Group’s concentration in the economy and mid-scale segments led it to outperform the overall industry average domestic revenue per available room (RevPAR), posting a decline of 13.6% compared with a decline of 19.5%, as reported by Smith Travel Research

•	Group RCI adjusted EBITDA, excluding the net effect of foreign currency impacts, increased 30%

•	Volume per guest (VPG) at Wyndham Vacation Ownership increased 17%, reflecting strong pricing and higher close rates

•	In May 2009, the Company successfully completed $480 million of debt issuances maturing in 2012 and 2014; increasing available capacity on its revolving credit facility to approximately $840 million as of June 30, 2009
“Wyndham Worldwide delivered strong second quarter results,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “Our diversified business model has proved to be flexible and efficient. In addition, we are well positioned to capitalize on an economic recovery.”
SECOND QUARTER 2009 OPERATING RESULTS
Second quarter revenues of $920 million declined by 19% from the prior-year period, due to continued weakness in the global lodging industry; unfavorable foreign exchange rate movements which negatively impacted the vacation exchange and rental business; and the previously announced initiative to reduce sales in the Company’s vacation ownership business.

Reported net income for the second quarter of 2009 was $71 million, or $0.39 diluted EPS, compared with net income of $98 million, or $0.55 diluted EPS, for the second quarter of 2008.
Adjusted net income for the second quarter of 2009 was $75 million, or $0.41 diluted EPS, compared with adjusted net income of $94 million, or $0.53 diluted EPS, for the second quarter of 2008. Second quarter 2009 adjusted EPS excludes the after-tax impact of $4 million in restructuring costs and legacy items. Second quarter 2008 adjusted EPS excludes the after-tax net benefit of $4 million related to legacy items.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues were $174 million in the second quarter of 2009, a decline of 13% compared with the second quarter of 2008, primarily reflecting a worldwide decline in RevPAR and lower property management reimbursable revenues.
In constant currency, second quarter 2009 system-wide RevPAR decreased 14.7%, reflecting declines of 13.6% and 18.1% in domestic and international RevPAR, respectively. Including the impact of foreign currency, system-wide RevPAR declined 16.7% in the second quarter of 2009.
Second quarter 2009 EBITDA was $50 million, a 19% decline from the second quarter of 2008, primarily driven by the decline in worldwide RevPAR and lower other franchise fees, partly offset by the timing of marketing expenses.
As of June 30, 2009, the Company’s hotel system consisted of over 7,000 properties and 590,200 rooms, of which 21% were international. The development pipeline included approximately 1,000 hotels and 111,000 rooms, of which 50% were new construction and 41% were international.
Vacation Exchange and Rentals (Group RCI)
Revenues were $280 million in the second quarter of 2009, an 11% decrease compared with the second quarter of 2008, primarily related to the impact of unfavorable foreign currency movements. In constant currency, revenues decreased only 1%, as favorability in vacation rental revenues was offset by lower ancillary revenues.
Annual dues and exchange revenues were $112 million, relatively flat in constant currency compared with the second quarter of 2008 reflecting a 3% increase in the average number of members and a 4% decline in revenue per member. Including the impact of foreign currency, revenues declined 6% from the second quarter of 2008.
Vacation rental revenues were $137 million, an increase of $7 million, or 5%, in constant currency compared with the second quarter of 2008, driven by a 3% increase in the average net price per rental and a 2% increase in rental transaction volume.

Including the impact of foreign currency, revenues decreased 10% from the prior year period.
Second quarter 2009 EBITDA increased 4% to $56 million, compared with $54 million in the second quarter of 2008. Excluding $2 million of restructuring costs, second quarter adjusted EBITDA was $58 million, a 7% increase from the prior year period. Excluding a $12 million unfavorable net effect of foreign currency, adjusted EBITDA would have increased $16 million, or 30%, from the second quarter of 2008, reflecting cost savings.
Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest (VOI) sales were $327 million for the second quarter of 2009, a 39% decline from the second quarter of 2008. This decrease was primarily driven by the previously announced initiative to scale down our sales in response to the disjointed capital markets, which included a refocusing of sales and marketing efforts that resulted in fewer tours.
Total segment revenues were $467 million in the second quarter of 2009, down 25% from the second quarter of 2008, primarily reflecting the previously mentioned lower tour flow. This was partially offset by a $42 million favorable gross impact from the recognition of revenue that was previously deferred under the percentage-of-completion (POC) method of accounting and a 17% increase in VPG from the second quarter of 2008. Under the POC method of accounting for the sale of vacation ownership interests, the Company recognized $37 million of previously deferred revenue during the second quarter of 2009, while second quarter 2008 reported revenues were reduced by $5 million of deferred revenue.
EBITDA for the second quarter of 2009 was $107 million, down 4% from the second quarter of 2008, reflecting a $20 million impact from the net increase in the recognition of revenue previously deferred under the POC method of accounting, offset by the net impact of the planned reduction of VOI sales volume. Excluding $1 million of restructuring costs, second quarter 2009 adjusted EBITDA was $108 million, compared to adjusted EBITDA of $112 million in the second quarter of 2008.
Other Items
Net interest expense in the second quarter of 2009 was $24 million, a $9 million increase from the second quarter of 2008 due to higher interest rates, primarily reflecting the impact of the long-term debt issuances in May 2009, the proceeds of which were used to reduce revolving credit facility borrowings, and lower capitalized interest. Depreciation and amortization declined $1 million year-over-year to $45 million in the second quarter of 2009.
Balance Sheet Information as of June 30, 2009:
•	Cash and cash equivalents of approximately $175 million compared with $135 million from December 31, 2008

•	Vacation ownership contract receivables, net, of $3.1 billion compared with $3.3 billion at December 31, 2008

•	Vacation ownership and other inventory of approximately $1.3 billion unchanged from December 31, 2008

•	Securitized vacation ownership debt of $1.6 billion compared with $1.8 billion at December 31, 2008

•	Other debt of $1.9 billion, compared with $2.0 billion at December 31, 2008; remaining borrowing capacity on revolving credit facility was approximately $840 million compared with approximately $290 million as of December 31, 2008
A schedule of debt is included in the financial tables section of this press release.
Guidance
For the third quarter of 2009, the Company expects adjusted EPS of $0.53 — $0.57, based on weighted average shares of 182 million.
The Company reaffirms full-year 2009 guidance:
•	Revenues of $3.5 — $3.9 billion

•	Adjusted EBITDA of $760 — $810 million
The guidance reflects assumptions used for internal planning purposes. All guidance excludes legacy items and restructuring costs, if any, which may have a positive or negative impact on reported results. If economic conditions improve or deteriorate materially from current levels, these assumptions and our guidance may change materially. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our financial results.
Conference Call Information
Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, July 29, 2009 at 8:30 a.m. EDT. Listeners can access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. The conference call also may be accessed by dialing (800) 369-1781 and providing the pass code “Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available at the website for approximately 90 days beginning at 12:00 p.m. EDT on July 29, 2009. A telephone replay will be available at (800) 229-6292 beginning at 12:00 p.m. EDT on July 29, 2009, until 5:00 p.m. EDT on September 15, 2009; callers must provide the pass code “147852.”
Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release.

About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses over 7,000 franchised hotels and approximately 590,200 hotel rooms worldwide. Group RCI offers its 3.8 million members access to more than 73,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 150 vacation ownership resorts serving over 830,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 25,500 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-Q, filed with the SEC on May 7, 2009. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #

Investor contact:	Press contact:
Margo C. Happer	Sandra Kelder
Senior Vice President,	Senior Vice President,
Investor Relations	Corporate Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-8142
Margo.Happer@wyndhamworldwide.com	Sandra.Kelder@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three and six months ended June 30, 2009 and 2008:

	Three Months Ended June 30,
	2009		2008
	Net Revenues	EBITDA (d)	Net Revenues	EBITDA
Lodging	$174	$50	$200	$62
Vacation Exchange and Rentals	280	56	314	54
Vacation Ownership	467	107	621	112

Total Reportable Segments	921	213	1,135	228
Corporate and Other (a) (b)	(1)	(17)	(3)	(7)

Total Company	$920	$196	$1,132	$221

Reconciliation of EBITDA to Net Income

EBITDA		$196		$221
Depreciation and amortization		45		46
Interest expense		26		18
Interest income		(2)		(3)

Income before income taxes		127		160
Provision for income taxes		56		62

Net income		$71		$98

	Six Months Ended June 30,
	2009		2008
	Net Revenues	EBITDA (e)	Net Revenues	EBITDA
Lodging	$328	$85	$370	$108
Vacation Exchange and Rentals	566	132	654	147
Vacation Ownership	929	151	1,124	120 (f)

Total Reportable Segments	1,823	368	2,148	375
Corporate and Other (a) (c)	(2)	(39)	(4)	(24)

Total Company	$1,821	$329	$2,144	$351

Reconciliation of EBITDA to Net Income

EBITDA		$329		$351
Depreciation and amortization		88		90
Interest expense		45		37
Interest income		(4)		(5)

Income before income taxes		200		229
Provision for income taxes		84		89

Net income		$116		$140

(a)	Includes the elimination of transactions between segments.

(b)	Includes $2 million, net of tax, of a net expense and $7 million ($4 million, net of tax) of a net benefit during the three months ended June 30, 2009 and 2008, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes $3 million ($3 million, net of tax) of a net expense and $4 million ($1 million, net of tax) of a net benefit during the six months ended June 30, 2009 and 2008, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Includes restructuring costs of $2 million and $1 million for Vacation Exchange and Rentals and Vacation Ownership, respectively. The after-tax impact of such costs is $2 million.

(e)	Includes restructuring costs of $3 million, $6 million, $36 million and $1 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively. The after-tax impact of such costs is $29 million.

(f)	Includes a non-cash impairment charge of $28 million ($17 million, net of tax) due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net revenues
Service fees and membership	$397	$424	$797	$876
Vacation ownership interest sales	242	414	482	708
Franchise fees	117	136	216	249
Consumer financing	109	104	217	203
Other	55	54	109	108

Net revenues	920	1,132	1,821	2,144

Expenses
Operating	394	438	767	845
Cost of vacation ownership interests	33	80	82	140
Consumer financing interest (a)	35	27	67	60
Marketing and reservation	137	218	275	427
General and administrative (b) (c)	122	152	258	298
Asset impairments (d)	—	—	—	28
Restructuring costs (e)	3	—	46	—
Depreciation and amortization	45	46	88	90

Total expenses	769	961	1,583	1,888

Operating income	151	171	238	256
Other income, net	—	(4)	(3)	(5)
Interest expense	26	18	45	37
Interest income	(2)	(3)	(4)	(5)

Income before income taxes	127	160	200	229
Provision for income taxes	56	62	84	89

Net income	$71	$98	$116	$140

Earnings per share
Basic	$0.40	$0.55	$0.65	$0.79
Diluted	0.39	0.55	0.64	0.79

Weighted average shares outstanding
Basic	179	177	178	177
Diluted	182	178	180	178

(a)	Prior to periods ending September 30, 2008, such amounts were included as a component of Operating Expenses.

(b)	Includes $2 million, net of tax, of a net expense and $7 million ($4 million, net of tax) of a net benefit during the three months ended June 30, 2009 and 2008, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes $3 million ($3 million, net of tax) of a net expense and $4 million ($1 million, net of tax) of a net benefit during the six months ended June 30, 2009 and 2008, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Relates to a non-cash impairment charge ($17 million, net of tax) for Vacation Ownership due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(e)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008. During the three and six months ended June 30, 2009, such amount, net of tax, was $2 million and $29 million, respectively.

Table 3
(1 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms (b)	2009	588,500	590,200	N/A	N/A	N/A
	2008	551,100	551,500	583,400	592,900	N/A
	2007	539,300	541,700	540,900	550,600	N/A
	2006	525,500	535,900	533,700	543,200	N/A

RevPAR	2009	$27.69	$32.38	N/A	N/A	N/A
	2008	$32.21	$38.87	$41.93	$30.03	$35.74
	2007	$31.35	$38.35	$43.10	$33.09	$36.48
	2006	$30.45	$36.97	$40.82	$31.41	$34.95

Royalty, Marketing and Reservation Revenues (in 000s)	2009	$95,368	$111,030	N/A	N/A	N/A
	2008	$104,162	$127,238	$145,502	$105,803	$482,709
	2007	$105,426	$129,453	$146,290	$107,870	$489,041
	2006	$102,741	$125,409	$138,383	$104,505	$471,039

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2009	3,789	3,795	N/A	N/A	N/A
	2008	3,632	3,682	3,673	3,693	3,670
	2007	3,474	3,506	3,538	3,588	3,526
	2006	3,292	3,327	3,374	3,429	3,356

Annual Dues and Exchange Revenue Per Member	2009	$134.38	$117.59	N/A	N/A	N/A
	2008	$150.84	$128.91	$124.51	$109.56	$128.37
	2007	$155.60	$132.33	$131.38	$124.59	$135.85
	2006	$152.10	$130.37	$132.31	$128.13	$135.62

Vacation Rental Transactions (in 000s)	2009	387	324	N/A	N/A	N/A
	2008	387	319	360	282	1,347
	2007	398	326	360	293	1,376
	2006	385	310	356	293	1,344

Average Net Price Per Vacation Rental	2009	$335.54	$422.00	N/A	N/A	N/A
	2008	$412.74	$477.63	$553.69	$400.09	$463.10
	2007	$349.73	$415.71	$506.78	$426.93	$422.83
	2006	$312.51	$374.91	$442.75	$356.16	$370.93

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2009	$280,000	$327,000	N/A	N/A	N/A
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000
	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000

Tours	2009	137,000	164,000	N/A	N/A	N/A
	2008	255,000	314,000	334,000	240,000	1,143,000
	2007	240,000	304,000	332,000	268,000	1,144,000
	2006	208,000	273,000	312,000	254,000	1,046,000

Volume Per Guest (VPG)	2009	$1,866	$1,854	N/A	N/A	N/A
	2008	$1,668	$1,583	$1,550	$1,630	$1,602
	2007	$1,607	$1,596	$1,545	$1,690	$1,606
	2006	$1,475	$1,426	$1,434	$1,623	$1,486

Note: Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include affiliated rooms from the fourth quarter of 2006 forward.

Table 3
(2 of 3)
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties (b)	2009	6,990	7,020	N/A	N/A	N/A
	2008	6,550	6,560	6,970	7,040	N/A
	2007	6,450	6,460	6,460	6,540	N/A
	2006	6,300	6,440	6,420	6,470	N/A

Vacation Ownership
Deferred Revenues (in 000s) (c)	2009	$66,516	$37,140	N/A	N/A	N/A
	2008	$(81,716)	$(5,240)	$(2,023)	$13,870	$(75,108)
	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)
	2006	$12,708	$(221)	$(23,491)	$(10,675)	$(21,679)

Provision for Loan Losses (in 000s) (d)	2009	$107,202	$121,641	N/A	N/A	N/A
	2008	$82,344	$112,669	$118,609	$136,090	$449,712
	2007	$60,869	$75,032	$85,762	$83,644	$305,307
	2006	$61,242	$55,872	$63,213	$78,680	$259,007

Note: Full year amounts may not foot across due to rounding.

(a)	Information includes the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the data is not presented on a comparable basis.

(b)	Numbers include affiliated hotels from the fourth quarter of 2006 forward.

(c)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(d)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3
(3 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties affiliated with Wyndham Hotels and Resorts brand for which we receive a fee for reservation and/or other services provided or (iii) properties managed under the CHI Limited joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Royalty, Marketing and Reservation Revenues: Royalty, marketing and reservation revenues are typically based on a percentage of the gross room revenues of each hotel. Royalty revenue is generally a fee charged to each franchised or managed hotel for the use of one of our trade names, while marketing and reservation revenues are fees that we collect and are contractually obligated to spend to support marketing and reservation activities. Marketing and reservation fees are also included in Table 4 within Marketing, Reservation and Wyndham Rewards Revenues.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.
General
Constant Currency: Represents comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
Revenue Detail by Reportable Segment
(In millions)

	2009					2008
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$57	$68	N/A	N/A	N/A	$64	$78	$88	$66	$297
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	66	N/A	N/A	N/A	60	75	84	61	280
Property Management Reimbursable Revenues (b)	22	23	N/A	N/A	N/A	27	26	25	21	100
Ancillary Revenues (c)	21	17	N/A	N/A	N/A	19	21	16	22	76

Total Lodging	154	174	N/A	N/A	N/A	170	200	213	170	753

Vacation Exchange and Rentals
Exchange Revenues	127	112	N/A	N/A	N/A	137	119	114	101	471
Rental Revenues	130	137	N/A	N/A	N/A	160	153	199	113	624
Ancillary Revenues (d)	30	31	N/A	N/A	N/A	44	42	41	36	164

Total Vacation Exchange and Rentals	287	280	N/A	N/A	N/A	341	314	354	250	1,259

Vacation Ownership
Vacation Ownership Interest Sales	239	242	N/A	N/A	N/A	294	414	446	309	1,463
Consumer Financing	109	109	N/A	N/A	N/A	99	104	111	112	426
Property Management Fees	91	94	N/A	N/A	N/A	85	84	89	89	346
Ancillary Revenues (e)	23	22	N/A	N/A	N/A	26	19	15	(18)	43

Total Vacation Ownership	462	467	N/A	N/A	N/A	504	621	661	492	2,278

Total Reportable Segments	$903	$921	N/A	N/A	N/A	$1,015	$1,135	$1,228	$912	$4,290

	2007					2006
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$63	$78	$89	$67	$296	$59	$75	$81	$63	$278
Marketing, Reservation and Wyndham Rewards Revenues (a)	60	73	84	64	281	58	70	78	60	266
Property Management Reimbursable Revenues (b)	16	22	26	28	92	16	20	17	16	69
Ancillary Revenues (c)	13	13	12	17	56	11	11	13	13	48

Total Lodging	152	186	211	176	725	144	176	189	152	661

Vacation Exchange and Rentals
Exchange Revenues	135	116	116	112	479	125	108	112	110	455
Rental Revenues	139	136	182	125	582	120	116	158	105	498
Ancillary Revenues (d)	40	36	38	43	157	37	37	40	51	166

Total Vacation Exchange and Rentals	314	288	336	280	1,218	282	261	310	266	1,119

Vacation Ownership
Vacation Ownership Interest Sales	373	443	467	383	1,666	309	377	396	379	1,461
Consumer Financing	81	88	93	96	358	65	70	77	79	291
Property Management Fees	74	78	79	78	310	58	60	66	68	253
Ancillary Revenues (e)	21	20	32	19	91	13	11	12	28	63

Total Vacation Ownership	549	629	671	576	2,425	445	518	551	554	2,068

Total Reportable Segments	$1,015	$1,103	$1,218	$1,032	$4,368	$871	$955	$1,050	$972	$3,848

Note: Full year amounts may not foot across due to rounding.

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Marketing and reservation fees are also included in Table 3 (1 of 3) within Royalty, Marketing and Reservation Revenues. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we incur and pay on behalf of property owners and for which we are reimbursed by the property owners.

(c)	Primarily includes additional services provided to franchisees.

(d)	Primarily includes fees from additional services provided to transacting members, fees from a credit card loyalty program and fees generated from programs with affiliated resorts.

(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core businesses.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Securitized vacation ownership debt
Term notes	$1,290	$1,165	$1,252	$1,437	$1,727
Bank conduit facilities (a)	340	569	558	647	354

Securitized vacation ownership debt (b)	1,630	1,734	1,810	2,084	2,081
Less: Current portion of securitized vacation ownership debt	288	305	294	324	284

Long-term securitized vacation ownership debt	$1,342	$1,429	$1,516	$1,760	$1,797

Debt:
6.00% senior unsecured notes (due December 2016) (c)	$797	$797	$797	$797	$797
Term loan (due July 2011)	300	300	300	300	300
Revolving credit facility (due July 2011) (d)	30	517	576	305	145
9.875% senior unsecured notes (due May 2014) (e)	237	—	—	—	—
3.50% convertible notes (due May 2012) (f)	253	—	—	—	—
Vacation ownership bank borrowings (g)	154	156	159	172	196
Vacation rentals capital leases	135	130	139	143	162
Other	22	13	13	12	13

Total debt	1,928	1,913	1,984	1,729	1,613
Less: Current portion of debt	169	166	169	182	207

Long-term debt	$1,759	$1,747	$1,815	$1,547	$1,406

(a)	Represents (i) a 364-day, non-recourse vacation ownership bank conduit facility with a term through November 2009 and borrowing capacity of $943 million and (ii) the outstanding balance of the Company’s prior bank conduit facility that ceased operating as a revolving facility as of October 29, 2008 and will amortize in accordance with its terms, which is expected to be approximately two years. At June 30, 2009, our 364-day facility has remaining borrowing capacity of $653 million.

(b)	This debt is collateralized by $2,890 million, $2,981 million, $2,906 million, $2,721 million and $2,723 million of underlying vacation ownership contract receivables and related assets at June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively.

(c)	The balance at June 30, 2009 represents $800 million aggregate principal less $3 million of unamortized discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At June 30, 2009, the Company has $29 million of outstanding letters of credit and a remaining borrowing capacity of $841 million. The decrease in balance from March 31, 2009 to June 30, 2009 is primarily due to the Company’s utilization of proceeds from the issuance of its 9.875% senior unsecured notes and 3.50% convertible notes during May 2009.

(e)	Represents senior unsecured notes issued by the Company during May 2009. The balance at June 30, 2009 represents $250 million aggregate principal less $13 million of unamortized discount.

(f)	Represents cash convertible notes issued by the Company during May 2009. Such balance includes $184 million of debt ($230 million aggregate principal less $46 million of unamortized discount) and a liability with a fair value of $69 million related to a bifurcated conversion feature.

(g)	Represents a 364-day, AUD 193 million, secured, revolving foreign credit facility, which closed during June 2009 and expires in June 2010. Such facility replaces the previous secured, revolving foreign credit facility which expired in June 2009. On July 7, 2009, an additional AUD 20 million of capacity was added to this facility, increasing total capacity to AUD 213 million.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Three Months Ended June 30, 2009
					Average Revenue
			Average	Average Daily	Per Available
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Wyndham Hotels and Resorts	85	22,562	55.1%	$117.44	$64.66
Wingate Inn	165	15,109	57.1%	$85.57	$48.87
Hawthorn Suites	90	8,386	53.3%	$84.88	$45.22
Ramada	894	116,225	48.3%	$74.04	$35.78
Baymont	234	19,850	48.3%	$64.64	$31.19
Days Inn	1,856	149,901	48.5%	$64.45	$31.24
Super 8	2,116	131,282	51.6%	$56.66	$29.22
Howard Johnson	475	45,679	42.6%	$62.53	$26.61
Travelodge	464	34,911	45.6%	$62.23	$28.40
Microtel Inns & Suites	317	22,660	53.5%	$55.17	$29.54
Knights Inn	317	20,039	39.2%	$43.49	$17.03
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	11	3,549	N/A	N/A	N/A

Total	7,024	590,153	48.9%	$66.22	$32.38

	As of and For the Three Months Ended June 30, 2008
					Average Revenue
			Average	Average Daily	Per Available
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Wyndham Hotels and Resorts	82	22,412	65.4%	$128.99	$84.40
Wingate Inn	156	14,289	65.8%	$92.79	$61.09
Ramada	865	107,272	55.4%	$84.75	$46.98
Baymont	210	18,067	51.7%	$65.40	$33.82
Days Inn	1,876	152,892	53.3%	$65.70	$35.05
Super 8	2,095	129,738	57.3%	$59.83	$34.31
Howard Johnson	470	45,256	49.4%	$65.12	$32.18
Travelodge	490	36,666	50.9%	$68.83	$35.03
Knights Inn	290	19,544	43.8%	$43.45	$19.03
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	29	5,321	N/A	N/A	N/A

Total	6,563	551,457	54.6%	$71.20	$38.87

NOTE:	A glossary of terms is included in Table 3 (3 of 3).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. As of June 30, 2008, amounts also include AmeriHost branded properties.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Six Months Ended June 30, 2009
					Average
					Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	85	22,562	53.4%	$120.80	$64.47
Wingate Inn	165	15,109	53.9%	$85.39	$46.04
Hawthorn Suites	90	8,386	52.0%	$87.33	$45.37
Ramada	894	116,225	46.2%	$74.23	$34.29
Baymont	234	19,850	46.0%	$63.22	$29.10
Days Inn	1,856	149,901	45.0%	$62.07	$27.90
Super 8	2,116	131,282	47.6%	$55.76	$26.55
Howard Johnson	475	45,679	41.2%	$61.31	$25.28
Travelodge	464	34,911	42.6%	$59.84	$25.49
Microtel Inns & Suites	317	22,660	49.6%	$55.53	$27.54
Knights Inn	317	20,039	37.6%	$42.35	$15.94
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	11	3,549	N/A	N/A	N/A

Total	7,024	590,153	45.9%	$65.41	$30.04

	As of and For the Six Months Ended June 30, 2008
					Average
					Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	82	22,412	63.7%	$123.38	$78.62
Wingate Inn	156	14,289	62.0%	$92.35	$57.28
Ramada	865	107,272	52.8%	$82.35	$43.46
Baymont	210	18,067	48.9%	$65.52	$32.06
Days Inn	1,876	152,892	49.6%	$63.98	$31.73
Super 8	2,095	129,738	52.9%	$58.43	$30.93
Howard Johnson	470	45,256	46.6%	$64.18	$29.91
Travelodge	490	36,666	48.0%	$68.29	$32.81
Knights Inn	290	19,544	40.9%	$42.27	$17.28
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	29	5,321	N/A	N/A	N/A

Total	6,563	551,457	51.1%	$69.53	$35.55

NOTE: A glossary of terms is included in Table 3 (3 of 3).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. As of June 30, 2008, amounts also include AmeriHost branded properties.

Table 7
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2009	June 30, 2009	June 30, 2009
Reported EBITDA	$134	$196	$329
Resolution of and adjustment to contingent liabilities and assets (a)	4	—	3
Restructuring costs (b)	43	3	46

Adjusted EBITDA	$181	$199	$378

Reported PreTax Income	$74	$127	$200
Resolution of and adjustment to contingent liabilities and assets (a)	4	—	3
Restructuring costs (b)	43	3	46

Adjusted PreTax Income	$121	$130	$249

Reported Tax Provision	$(29)	$(56)	$(84)
Resolution of and adjustment to contingent liabilities and assets (c)	(2)	2	—
Restructuring costs (c)	(16)	(1)	(17)

Adjusted Tax Provision	$(47)	$(55)	$(101)

Reported Net Income	$45	$71	$116
Resolution of and adjustment to contingent liabilities and assets	2	2	3
Restructuring costs	27	2	29

Adjusted Net Income	$74	$75	$148

Reported Diluted EPS	$0.25	$0.39	$0.64
Resolution of and adjustment to contingent liabilities and assets	0.01	0.01	0.02
Restructuring costs	0.15	0.01	0.16

Adjusted Diluted EPS	$0.41	$0.41	$0.82

Diluted Shares	178	182	180

Note:	Amounts may not foot due to rounding.

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustments.

Table 7
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2008	June 30, 2008	June 30, 2008
Reported EBITDA	$130	$221	$351
Resolution of and adjustment to contingent liabilities and assets (a)	3	(7)	(4)
Trademark impairment (b)	28	—	28

Adjusted EBITDA	$161	$214	$375

Reported PreTax Income	$70	$160	$229
Resolution of and adjustment to contingent liabilities and assets (a)	3	(7)	(4)
Trademark impairment (b)	28	—	28

Adjusted PreTax Income	$101	$153	$253

Reported Tax Provision	$(28)	$(62)	$(89)
Resolution of and adjustment to contingent liabilities and assets (c)	—	3	3
Trademark impairment (c)	(11)	—	(11)

Adjusted Tax Provision	$(39)	$(59)	$(97)

Reported Net Income	$42	$98	$140
Resolution of and adjustment to contingent liabilities and assets	3	(4)	(1)
Trademark impairment	17	—	17

Adjusted Net Income	$62	$94	$156

Reported Diluted EPS	$0.24	$0.55	$0.79
Resolution of and adjustment to contingent liabilities and assets	0.01	(0.02)	(0.01)
Trademark impairment	0.10	—	0.10

Adjusted Diluted EPS	$0.35	$0.53	$0.88

Diluted Shares	178	178	178

Note:	Amounts may not foot due to rounding.

(a)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(c)	Relates to the tax effect of the adjustments.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2009
		Legacy		Restructuring
	As Reported	Adjustments (a)		Costs		As Adjusted
Net revenues
Service fees and membership	$397					$397
Vacation ownership interest sales	242					242
Franchise fees	117					117
Consumer financing	109					109
Other	55					55

Net revenues	920	—		—		920

Expenses
Operating	394					394
Cost of vacation ownership interests	33					33
Consumer financing interest	35					35
Marketing and reservation	137					137
General and administrative	122					122
Restructuring costs	3			(3	) (b)	—
Depreciation and amortization	45					45

Total expenses	769	—		(3)		766

Operating income	151	—		3		154
Interest expense	26					26
Interest income	(2)					(2)

Income before income taxes	127	—		3		130
Provision for income taxes	56	(2	) (c)	1	(c)	55

Net income	$71	$2		$2		$75

Earnings per share
Basic	$0.40	$0.01		$0.01		$0.42
Diluted	0.39	0.01		0.01		0.41

Weighted average shares outstanding
Basic	179	179		179		179
Diluted	182	182		182		182

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustment.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2009
		Legacy		Restructuring
	As Reported	Adjustments		Costs		As Adjusted
Net revenues
Service fees and membership	$797					$797
Vacation ownership interest sales	482					482
Franchise fees	216					216
Consumer financing	217					217
Other	109					109

Net revenues	1,821	—		—		1,821

Expenses
Operating	767					767
Cost of vacation ownership interests	82					82
Consumer financing interest	67					67
Marketing and reservation	275					275
General and administrative	258	(3	) (a)			255
Restructuring costs	46			(46	) (b)	—
Depreciation and amortization	88					88

Total expenses	1,583	(3)		(46)		1,534

Operating income	238	3		46		287
Other income, net	(3)					(3)
Interest expense	45					45
Interest income	(4)					(4)

Income before income taxes	200	3		46		249
Provision for income taxes	84	—	(c)	17	(c)	101

Net income	$116	$3		$29		$148

Earnings per share
Basic	$0.65	$0.02		$0.16		$0.83
Diluted	0.64	0.02		0.16		0.82

Weighted average shares outstanding
Basic	178	178		178		178
Diluted	180	180		180		180

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2008
		Legacy
	As Reported	Adjustments		As Adjusted
Net revenues
Service fees and membership	$424			$424
Vacation ownership interest sales	414			414
Franchise fees	136			136
Consumer financing	104			104
Other	54			54

Net revenues	1,132	—		1,132

Expenses
Operating	438			438
Cost of vacation ownership interests	80			80
Consumer financing interest	27			27
Marketing and reservation	218			218
General and administrative	152	7	(a)	159
Depreciation and amortization	46			46

Total expenses	961	7		968

Operating income	171	(7)		164
Other income, net	(4)			(4)
Interest expense	18			18
Interest income	(3)			(3)

Income before income taxes	160	(7)		153
Provision for income taxes	62	(3	) (b)	59

Net income	$98	$(4)		$94

Earnings per share
Basic	$0.55	$(0.02)		$0.53
Diluted	0.55	(0.02)		0.53

Weighted average shares outstanding
Basic	177	177		177
Diluted	178	178		178

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to the tax effect of the adjustment.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2008
		Legacy		Trademark
	As Reported	Adjustments		Impairment		As Adjusted
Net revenues
Service fees and membership	$876					$876
Vacation ownership interest sales	708					708
Franchise fees	249					249
Consumer financing	203					203
Other	108					108

Net revenues	2,144	—		—		2,144

Expenses
Operating	845					845
Cost of vacation ownership interests	140					140
Consumer financing interest	60					60
Marketing and reservation	427					427
General and administrative	298	4	(a)			302
Trademark impairment	28			(28	) (b)	—
Depreciation and amortization	90					90

Total expenses	1,888	4		(28)		1,864

Operating income	256	(4)		28		280
Other income, net	(5)					(5)
Interest expense	37					37
Interest income	(5)					(5)

Income before income taxes	229	(4)		28		253
Provision for income taxes	89	(3	) (c)	11	(c)	97

Net income	$140	$(1)		$17		$156

Earnings per share
Basic	$0.79	$(0.01)		$0.10		$0.88
Diluted	0.79	(0.01)		0.10		0.88

Weighted average shares outstanding
Basic	177	177		177		177
Diluted	178	178		178		178

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(c)	Relates to the tax effect of the adjustments.